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                                                        EXHIBIT 23.9


                                   CONSENT


       I, Elliott H. Singer, hereby consent to the use by Metrocall, Inc. (the "Company") of my name and biographical description in the Company's registration statement on Form S-3 (the "Registration Statement") registering shares of the Company's common stock issued in connection with the purchase of the assets of Satellite Paging and Message Network, to be filed with the Securities and Exchange Commission, state securities commissions, securities exchanges and quotation systems and any other governmental, regulatory or other entity necessary to carry out the transactions contemplated thereby. I acknowledge that the Registration Statement will be a public document and as such the general public will be able to access the information therein, including my name, age and biographical description. I have reviewed my name, age and biographical information in the Registration Statement, and they are true and correct in all respects.




                                                /s/ ELLIOTT H. SINGER
                                                ---------------------------
                                                Elliott H. Singer



September 26, 1996